               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

              Date of Report (Date of earliest event
                  reported): September 30, 1997


                           ANDAL CORP.
                           -----------
      (Exact name of registrant as specified in its charter)


         New York              001-06856           13-2571394
         --------              ---------           ----------
(State or other jurisdiction  (Commission        (IRS Employer
    of incorporation)         File Number)   Identification No.)


 909 Third Avenue, New York NY                 10022
 -----------------------------                 -----
(Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code: (212)376-5545


        200 Roundhill Drive, Rockaway, New Jersey 07866
        -----------------------------------------------
  (Former name or former address, if changed since last report.)




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Item 2.  Acquisition or Disposition of Assets

     On September 30, 1997, a merger was consummated between a wholly owned subsidiary of Bernex Inc. and Multi-Arc Inc. Multi-Arc Inc. had been Andal Corp.'s sole operating subsidiary and was 83% owned by Andal Corp. Bernex Inc. is a wholly owned, indirect subsidiary of Saurer A.G. As a result of this merger, Bernex Inc. became the sole owner of Multi-Arc Inc. and paid to the stockholders of Multi-Arc Inc. $29,200,000. A portion of the proceeds has been reserved to pay the expenses of the transaction. Also, 10% of the proceeds have been escrowed to provide a source of funds for payment of certain indemnifications pursuant of the Agreement and Plan of Merger, dated June 7, 1997, as amended. Of the funds payable to Andal Corp., a portion has been escrowed to protect Bernex Inc. against certain tax claims against Andal Corp. Another portion of the Andal Corp. proceeds has been applied to repay intercompany indebtedness owed to Multi-Arc Inc. After these deductions, Andal Corp. has received in excess of $17,000,000 in cash and expects to receive an additional $3,000,000 upon the termination of the escrows in three years. A more complete description of the escrows is contained Andal Corp.'s definitive Proxy Statement for an Annual Meeting of Stockholders held on September 22, 1997. At this meeting stockholders had overwhelmingly approved this merger.

      Peter D. Flood, the Company's President, Chief Executive Officer and a Director, and Walter N. Kreil, Jr., the Company's Senior Vice President, Treasurer, Chief Financial Officer and a Director, have resigned all of their positions with Andal Corp. These resignations were made in accordance with the terms of the Agreement and Plan of Merger and Mr. Flood and Mr. Kreil will continue in their employment as officers of Multi-Arc.


Item 5.  Other Events.

     Andal Corp. has moved its executive headquarters from Multi-
Arc Inc.'s New Jersey facilities back to 909 Third Avenue, New
York, NY 10022.

     The remaining board members have elected the following persons to the following offices: Andrew J. Frankel, Chairman of the Board of Directors and Chief Executive Officer; Alan N. Cohen, President and Chief Operating Officer; Michael S. Huber, Senior Vice President, Treasurer and Chief Financial Officer; and Mary Lou Holcombe, Vice President and Secretary. In addition, Oded Aboodi was elected a director of Andal Corp.

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Item 7.  Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

          Not Applicable.

     (b)  Pro forma financial information.

          Incorporated by reference from Andal Corp.' filed definitive Proxy Statement for an Annual Meeting of Stockholders held on September 22, 1997.



     (c)  Exhibits.

          Exhibit 10(a) Agreement and Plan of Merger dated
                        June 7, 1997

          Exhibit 10(b) First Amendment dated September 24, 1997

          Exhibit 10(c) Second Amendment dated September 30, 1997

          Exhibit 99    Press Release dated October 6, 1997




                           SIGNATURES

     Pursuant to the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.


                                       ANDAL CORP.


                                       MICHAEL S. HUBER
   Date: October 15, 1996       By:___________________________
                                       Michael S. Huber
                                       Senior Vice President